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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the use in this 2001 Annual Report on Form 10-K of our report dated April 15, 2002 relating to the balance sheet of Interactive Network, Inc. as of December 31, 2001 and 2000, and the statements of operations, shareholders' deficit and cash flows of Interactive Network, Inc. as of December 31, 2001, 2000 and 1999 and to the reference to our firm under the heading "Selected Financial Data."

                      MARC LUMER & COMPANY

San Francisco, California
April 16, 2002

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CONSENT OF INDEPENDENT AUDITORS